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                                                                      Exhibit 23


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39770) pertaining to the Acquisition Plan of United Rentals, Inc. of our report dated June 25, 2002, with respect to the financial statements and schedules of the United Rentals, Inc. Acquisition Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                                                 /s/ ERNST & YOUNG LLP


MetroPark, New Jersey
June 25, 2002